                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             AMERON, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                             AMERON, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

                                  AMERON, INC.
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders:

The Annual Meeting of Stockholders of Ameron, Inc. a Delaware corporation (the "Company") will be held at The Pasadena Hilton Hotel, 150 South Los Robles Ave., Pasadena, California, on Monday, March 27, 1995 at 10:00 a.m. for the following purposes:

    1. To elect four directors, one to hold office for a term of two years and three to hold office for a term of three years or until their successors are elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1995.

    3.  To approve the Ameron, Inc. 1994 Nonemployee Director Stock Option Plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 10, 1995 as the record date for the determination of Stockholders entitled to vote at this meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

                                          JAVIER SOLIS
                                          SECRETARY
FEBRUARY 24, 1995

                                  AMERON, INC.
    CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE., PASADENA, CALIFORNIA 91101
                               FEBRUARY 24, 1995
                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron, Inc. (the "Company") to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the proxy card included herewith were first sent to Stockholders on or about February 24, 1995. The solicitation is made on behalf of the Company by its Board of Directors and the cost of solicitation will be borne by the Company.

You are requested to sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed and if no instruction is given, will be voted FOR the election of directors and FOR each of the proposals described herein. The named proxies may vote in their discretion upon such other matters as may properly come before the meeting.

The record date for the determination of Stockholders entitled to vote at the Annual Meeting is February 10, 1995. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 3,939,725 shares of Common Stock of the Company (the "Common Stock"). Every Stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that Stockholders may cumulate their votes in the election of Directors. See "Election of Directors." Common Stock is the only class of voting stock outstanding.

Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the four nominees receiving the greatest number of votes cast will be elected directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is necessary for the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1995 and for the approval of the Ameron, Inc. 1994 Nonemployee Director Stock Option Plan.

For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker nonvotes"), those shares will not be included in the vote totals and therefore will have no effect on the vote.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

The Bylaws of the Company presently provide for nine (9) directors, divided into three classes. Four directors are to be elected at the 1995 Annual Meeting. Lawrence R. Tollenaere and F. H. Fentener van Vlissingen were elected to their present term of office at the Company's 1992 Annual Meeting of Stockholders. J. Michael Hagan was appointed to the Company's Board of Directors on November 21, 1994 and joined Lawrence R. Tollenaere and F. H. Fentener van Vlissingen as a Class III director. Class III directors will serve until the 1998 Annual Meeting of Stockholders or until their respective successors have been elected and qualified. Mr. A. Frederick Gerstell was appointed to the Company's Board of Directors effective February 2, 1995 and joined John F. King and Richard J. Pearson as a Class II director. Class II directors will serve until the 1997 Annual Meeting of Stockholders or until their successors have been elected and qualified. The persons appointed as proxy holders in the enclosed form of proxy will, unless authority is withheld, vote for the election of the four nominees proposed by the Board of Directors, all of whom are presently directors of the Company or, in their discretion cumulate votes in favor of one or more such nominees. All of the nominees have consented to being named herein and to serve if elected. In the event that any of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board of Directors.

Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder sees fit.

The following information shows for each of the four incumbent nominees proposed by the Board of Directors for election to the office of director at this year's Annual Meeting, and for each director whose term continues, his name, age, and principal occupation or employment during the past five years, the name of the company or other organization, if any, in which such occupation or employment is carried on, the period during which such person has served as a director of the Company, the year in which each continuing director's present term as director expires and directorships held in other companies with a class of securities registered pursuant to Section 12 of The Exchange Act.

                           1995 NOMINEES FOR DIRECTOR

A. FREDERICK GERSTELL. Chairman of the Board, President and Chief Executive Officer of CalMat Co. since 1991, President and Chief Executive Officer since 1988. Age 57. He has been a director of the Company since February 2, 1995.

J. MICHAEL HAGAN. Chairman of the Board and Chief Executive Officer of Furon Company since 1991. He previously served as President from 1980. Age 55. He has been a director of the Company since November 21, 1994.

LAWRENCE R. TOLLENAERE. Retired Chairman of the Board, Ameron, Inc., with which he was employed in a succession of executive capacities since 1950. Director of Avery Dennison, Newhall Land and Farming Company, Pacific Mutual Life Insurance Company and The Parsons Corporation. Age 72. He has been a director of the Company since 1962.

F. H. FENTENER VAN VLISSINGEN. President and Executive Director, Flint Holding N.V., St. Maarten, Netherlands Antilles, a private investment company. Director of SHV Holdings N.V., St. Maarten Netherlands Antilles, of which company he was Chief Executive Officer from 1975 to 1984. Also Director of Akzo Nobel N.V., Koninklijke Gist-Brocades N.V., CSM N.V., N.V. Samenwerkende Elektriciteits-Produktiebedrijven, Draka Holding N.V., Lips United B.V., ABN AMRO Holding N.V. and Unilever N.V., all in The Netherlands, Unilever PLC in the U.K., and Disfood A.G. in Switzerland. Age 61. He has been a director of the Company since 1972.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

       CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

DONALD H. ALBRECHT. President and Chief Executive Officer, The Terramics Companies and Rivermeadows Corporation. Age 66. He has been a director of the Company since 1982.

VICTOR K. ATKINS. Retired President, Lips Propellers, Inc. Director of Smith Barney World Funds. Age 73. He has been a director of the Company since 1965.

JAMES S. MARLEN. Chairman of the Board of Ameron, Inc. since January 1995, President and Chief Executive Officer since June 1993. Formerly Vice President GenCorp. Inc. and President, GenCorp Polymer Products, a subsidiary of GenCorp., Inc. of Akron, Ohio since 1988. Age 53. He has been a director of the Company since 1993.

       CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

JOHN F. KING. Consultant, Union Bank of Switzerland and Holmes Hally Industries. Formerly Chairman of the Board and Chief Executive Officer, World Trade Bank. Director of Glendale Federal Bank. Age 61. He has been a director of the Company since 1986.

RICHARD J. PEARSON. Retired President, Chief Operating Officer, Avery Dennison. Director of Ducommun, Inc., M&R Screen Printing and Seidler Capital. Age 69. He has been a director of the Company since 1981.

                          THE BOARD AND ITS COMMITTEES

The Board has standing committees, with duties and with 1994 membership and number of meetings for each as shown below.

Effective December 31, 1994, Mr. Robert Toxe, who has been a director of the Company since 1988, retired from the Board and Committees on which he served to pursue personal interests.

Effective February 2, 1995, Mr. William I. McKay, who has been a director of the Company since 1985, retired from the Board and Committees on which he served to pursue personal interests.

AUDIT COMMITTEE                               Two meetings held during 1994
  MEMBERS:
    Donald H. Albrecht, Chairman
    John F. King
    Robert Toxe
    F. H. Fentener van Vlissingen
  FUNCTIONS of the Audit Committee, all of  whose actions are subject to approval  by the  Board, are: Approve selection of  independent public accountants; review and approve accounting principles, policies, and practices; scope of annual audit and audit arrangements; results of annual audit and the content and form of financial reports to be  included in  Annual Report  to Stockholders;  and suggestions  for improvements  in accounting procedures and  internal controls made by independent public accountants after completion of the annual audits.

COMPENSATION & STOCK OPTION COMMITTEE         Two meetings held during 1994
  MEMBERS:
    Richard J. Pearson, Chairman
    Victor K. Atkins
    William I. McKay
  FUNCTIONS of the Compensation  & Stock Option Committee,  all of whose actions  are subject  to approval by the Board, are:  Review and approve salary ranges for top managerial and executive positions; approve  salary rates for corporate  officers and recommend salary rates for the Chief Executive Officer and President; approve
    management   incentive  compensation  and  long-term   incentive  plans  and  top
    management awards  thereunder  and  any  contingent  compensation  plans  of  the
    Company;  fix  total  incentive compensation  appropriation  annually; administer stock compensation plans and make stock option grants and awards thereunder.

EXECUTIVE COMMITTEE                           No meetings held during 1994
  MEMBERS:
    James S. Marlen, Chairman
    Donald H. Albrecht
    Richard J. Pearson
  FUNCTIONS of the Executive Committee, all of whose actions are subject to  approval by the Board, are: Exercise, between meetings of the Board and while the Board is not  in session, those duties of the Board  of Directors in the management of the business of the Company which may lawfully be delegated to it by the Board.

FINANCE COMMITTEE                             No meetings held during 1994
  MEMBERS:
    Victor K. Atkins, Chairman
    Donald H. Albrecht
    John F. King
    James S. Marlen
    William I. McKay
  FUNCTIONS of the Finance Committee, all of whose actions are subject to approval by the Board, are: Review financing policies and programs and consider their  effect on  the financial position of the Company; review policies, plans and performance of pension fund investments.

NOMINATING COMMITTEE                          Three Meetings held during 1994
  MEMBERS:
     Richard J. Pearson, Chairman
     Donald H. Albrecht
     John F. King
     James S. Marlen
  FUNCTIONS of the Nominating Committee, all of whose actions are subject to approval by the Board,  are: Recommend total  size of Board,  personal qualifications  for membership,  and tenure of directorship;  review qualifications of candidates for directorship; obtain, review,  and recommend  candidates to  fill vacancies.  The
    Committee   will  consider  nominees  recommended   by  stockholders  whose  com-
    munications can be addressed  to the Nominating Committee,  c/o the Secretary  of
    the Company.

The Board of Directors met a total of 6 times in 1994 and all directors, except Messrs. Toxe and van Vlissingen, attended at least 75% of the aggregate number of meetings of the Board and Board Committees on which they served for the period in which they served.

COMPENSATION OF DIRECTORS AND RETIREMENT POLICIES

Directors who were not officers or employees of the Company received an annual retainer of $19,000 plus $1,400 for each Board meeting attended. Directors are available for consultation at any time by Management and normally receive no additional compensation for such consultation. For meetings of committees of the Board of Directors, a fee of $650 per meeting was paid. The fee was paid to each director who attended and actively participated. Any director, whether or not a regular member of a committee, was entitled to attend and participate. Chairmen of committees received an additional $50 fee for committee meetings chaired. Directors may, by special arrangement, receive an additional fee for special assignments involving unusual demands on their time. Such fees are normally determined in advance by mutual agreement with Management as appropriate in the circumstances. No such special assignments were in effect during 1994.

On February 1, 1995 the Board of Directors unanimously approved a policy establishing the mandatory retirement date of each member of the Board as the date of Annual Meeting of the Stockholders of the Company next following his or her 72nd birthday. For transitional purposes, directors who were as of February 1, 1995 beyond the mandatory retirement date may continue to serve as directors until their successors are elected by the Stockholders of the Company or appointed by the Board of Directors, and shall retire as soon as their respective successors are appointed or elected; and where there is more than one director beyond the mandatory retirement date, the eldest director shall retire first.

   PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROXY ITEM 2)

The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP, as independent public accountants to examine the Company's financial statements for its fiscal year ending November 30, 1995. This firm has served as independent public accountants for the Company for many years. It has no financial interest of any kind in the Company or its subsidiaries. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of Arthur Andersen LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1995 AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

If the appointment is not ratified by a majority of the shares of Common Stock represented at the meeting on this proposal, the adverse vote will be considered as a directive to the Board of Directors to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 1995 will be permitted to stand unless the Board finds other good reason for making a change.

                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                 (PROXY ITEM 3)

INTRODUCTION

In order to enhance the Company's ability to attract and retain well qualified directors who are not also employees of the Company ("Nonemployee Directors") and to encourage the acquisition, by such directors, of Common Stock of the Company, the Board of Directors adopted the 1994 Director Stock Option Plan on June 27, 1994, the ("1994 Plan"). The 1994 Plan will make 120,000 shares of the Company's Common Stock available for options to Nonemployee Directors.

Options under the 1994  Plan will not qualify  as incentive stock options  under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

ELIGIBILITY

All Nonemployee Directors are eligible to receive grants of options under the 1994 Plan. As of the date of this Proxy Statement, there are eight such Nonemployee Directors.

GRANT OF OPTIONS

Each year, on the first business day following the date of the Annual Meeting of Stockholders, beginning with the 1995 Annual meeting (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option to purchase 1,000 shares of Common Stock under the 1994 Plan. Of the nine directors currently on the Board, eight directors, Messrs. Albrecht, Atkins, Gerstell, Hagan, King, Pearson, Tollenaere and Van Vlissingen are presently Nonemployee Directors. Thus, if the 1994 Plan is approved by the stockholders, immediately after the Annual Meeting, these directors will each be automatically issued an option to purchase 1,000 shares of the Company's Common Stock.

The Board has the right, as discussed below, to terminate or amend the plan, and to make certain adjustments in the number and type of shares covered by the plan in the event of certain transactions involving the Company. All determinations and decisions regarding the administration of the 1994 Plan will be made by the entire Board.

The option price at which Common Stock may be purchased upon the exercise of options granted under the 1994 Plan shall be the fair market value of the Common Stock on the date the option is granted. Options granted under the 1994 Plan shall have a term of ten years.

The full option price for all shares purchased upon the exercise of options granted under the 1994 Plan must be paid at the time of the exercise in cash or, in whole or in part with either shares covered by the nonqualified option being exercised or with other shares of the Company owned by the option holder (valued at their fair market value on the date of exercise). Similarly, if the Company is required to withhold any tax imposed as a result of exercise of an option, the option holder must pay that amount in cash to the Company concurrently with the exercise of the option; provided, however, that the holder may elect to pay some or all of such withholding tax with either shares covered by the nonqualified option being exercised or with other shares of the Company owned by the option holder.

Options granted to Nonemployee Directors may not be exercised until the first anniversary of the Date of Grant. During the second year after the grant of such options, one-fourth may be exercised, during the third year one-half may be exercised, during the fourth year three-fourths may be exercised, and all options may be exercised after the end of the fourth year from Date of Grant. No such options may be exercised more than ten years from the Date of Grant (the "Expiration Date"). Options granted to a Nonemployee Director terminate ninety days after such director ceases to be a director of the Company, except upon retirement in accordance with any policy of the Board relating to age, death or disability. Upon such retirement, the Nonemployee Director's options shall be 100% exercisable and shall expire upon the Expiration Date. Upon death or disability, the Nonemployee Director's options shall be 100% exercisable and shall terminate if not exercised within one year. Options become fully exercisable shortly before, and expire upon, the consummation of certain reorganizations, mergers and consolidations of the Company.

TAX CONSEQUENCES

The grant of any option under the 1994 Plan will not result in taxable income to the recipient of the option for federal income tax purposes nor will the Company be entitled to an income tax deduction at the time of grant. Upon exercise of any option, the option holder will generally recognize ordinary income for federal income tax purposes equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise in the amount of ordinary income recognized by the option holder. In general, any further gain realized by the option holder on the subsequent disposition of such shares will be long-term or short-term capital gain depending on how long the shares are held.

DURATION

The 1994 Plan expires on June 27, 2004, unless earlier terminated by the Board of Directors.

AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate the 1994 Plan, provided that no such action may, without the consent of such optionee, deprive an optionee of any outstanding options or any rights thereunder, and no such action unless and until it is approved by the Stockholders of the Company, may (i) increase the maximum number of Common Shares that may be acquired upon the exercise of options granted under the 1994 Plan, (ii) reduce the exercise price of options granted under the 1994 Plan, (iii) alter the class of persons eligible for the grant of options under the 1994 Plan, (iv) extend the duration of the 1994 Plan, or (v) materially increase the benefits accruing to the recipients of options granted under the 1994 Plan.

Notwithstanding the foregoing, the 1994 Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

ADJUSTMENT

The 1994 Plan provides for appropriate adjustment in the number and type of shares covered by options granted under the 1994 Plan in the event of a reorganization, merger, consolidation, recapitalization, or certain other transactions involving the Company that have the effect of changing the number or type of shares previously subject to the 1994 Plan.

CONCLUSION

The foregoing summary of certain of the terms of the 1994 Plan is not intended to be a complete statement of all of its provisions and is qualified in its entirety by reference to the 1994 Plan itself, a complete copy of which is attached as Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1994 PLAN AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               NEW PLAN BENEFITS
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                # OF
                                             SECURITIES
                                DOLLAR       UNDERLYING
NONEMPLOYEE DIRECTORS          VALUE($)        UNITS
- ---------------------------  ------------  --------------
Donald H. Albrecht                *              **
Victor K. Atkins                  *              **
A. Frederick Gerstell             *              **
J. Michael Hagan                  *              **
John F. King                      *              **
Richard J. Pearson                *              **
Lawrence R. Tollenaere            *              **
F. H. Fentener van
 Vlissingen                       *              **

* The value of an option is equal to the difference between the market price of the Company's Common Stock on the date of exercise and the market price of the Company's Common Stock on the date of grant, multiplied by the number of shares as to which the option is exercisable. No options have been granted under the 1994 Plan and therefore, there is no way to determine what the future value will be.

** The 1994 Plan provides for automatic annual grants of options to purchase 1,000 shares of Common Stock to Nonemployee Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Company has been informed that as of the dates indicated the following persons were beneficial owners of more than five percent of the Company's Common Stock.

    NAME AND ADDRESS OF          SHARES OF STOCK
     BENEFICIAL OWNER        BENEFICIALLY OWNED/AS OF    PERCENT
- ---------------------------  ------------------------  -----------
Taro Iketani                  306,396/Dec. 22, 1994          7.77
Funakawara 18, Ichigaya
Shinjuku-ku
Tokyo, Japan
Neuberger & Berman            242,900/Feb. 10, 1995          6.17
11 Broadway
New York, NY
F. H. Fentener van           197,736(1)/Dec. 15, 1994        5.02
Vlissingen
Prinsengracht 963
1017 KL Amsterdam,
The Netherlands

(1) Mr. van Vlissingen holds voting power on and has a beneficial interest in these shares, all of which are held by Disfood B.V.

SECURITY OWNERSHIP OF MANAGEMENT

As of February 2, 1995, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

                               SHARES OF
                                 STOCK          VESTED SHARES    RIGHTS TO ACQUIRE
                              BENEFICIALLY      HELD IN TRUST       BENEFICIAL
NAME                            OWNED(1)      UNDER 401(K) PLAN    OWNERSHIP(2)     PERCENT
- ---------------------------  --------------   -----------------  -----------------  -------
DIRECTORS AND NOMINEES:
  Donald H. Albrecht               0                   0                  0            *
  Victor K. Atkins             6,000                   0                  0            *
  A. Frederick Gerstell            0                   0                  0            *
  J. Michael Hagan               200                   0                  0            *
  John F. King                   300                   0                  0            *
  Richard J. Pearson             600(3)                0                  0            *
  Lawrence R. Tollenaere     143,115(4)              702             21,000           3.65 (5)
  F. H. Fentener van
   Vlissingen                197,736(6)                0                  0           5.02
NAMED EXECUTIVE OFFICERS:
  James S. Marlen             33,000                  26              7,500            *
  Javier Solis                    37                 615              1,750            *
  Gary Wagner                    105(7)              422              3,500            *
  Gordon G. Robertson              0                 463              1,500            *
  George J. Fischer                0                 399              2,125            *
DIRECTORS AND OFFICERS
AS A GROUP
(INCLUDING THOSE ABOVE)      381,093               2,805             38,925           9.74 (8)

(1)  Direct ownership except as otherwise noted.
(2) Represents shares subject to options which could be exercised by April 1, 1995 by the named individuals or the group pursuant to the 1982 Stock Option Plan and the 1992 Incentive Stock Compensation Plan.
(3)  Shares held in Pearson Family Trust, a living trust.
(4) Includes 600 shares owned by his wife, and 10,450 shares owned jointly with his wife.
(5) If the 21,000 shares subject to exercisable options held by Mr. Tollenaere were included in the total amount of shares outstanding, then the percentage of Common Stock owned by Mr. Tollenaere would be 4.50%.
(6)  See Note (1) under Security Ownership of Certain Beneficial Owners.
(7)  100 of these shares are owned jointly with his wife.
(8) If the 38,925 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 10.62%.
*    Percentage owned of less than 1% of total outstanding shares not shown.

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 1994, its officers and directors complied with all Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                 (E)                          (G)
(A)                                                             OTHER                      NUMBER OF
NAME                                                           ANNUAL          (F)         SECURITIES                       (I)
AND                                                            COMPEN-     RESTRICTED      UNDERLYING        (H)         ALL OTHER
PRINCIPAL                  (B)       (C)           (D)        SATION(2)       STOCK         OPTIONS/         LTIP         COMPEN-
POSITION                   YEAR  SALARY($)(1)  BONUS($)(1)       ($)        AWARDS($)       SARS(#)       PAYOUTS($)   SATION($)(2)
- -------------------------  ----  -----------   -----------   -----------   -----------   --------------   ----------   -------------
James S. Marlen            1994   416,154       325,000        96,397(3)     --           65,000             0             9,672(5)
 Chairman, President       1993   187,154       150,758       104,435             (4)     15,000             0           600,000(6)
 & Chief Executive         1992(7)    --          --            --           --            --               --            --
 Officer
Javier Solis               1994   158,538        60,000         0             0           11,842             0             4,398(5)
 Senior Vice               1993   142,755        35,245         0             0            2,000             0             4,146
 President of              1992   138,346        10,000         --            0             0                0            --
 Administration,
 Secretary and
 General Counsel
Gary Wagner, Senior        1994   124,808        60,000         0             0           11,842             0             3,565(5)
 Vice President &          1993    95,000        30,000         0             0              500             0             2,975
 Chief Financial           1992    90,138         0             --            0             0                0            --
 Officer, Treasurer
Gordon G. Robertson        1994   123,269        45,000         0             0            2,000             0             2,732(5)
 Senior Vice               1993   111,083        25,391         0             0            2,000             0             3,373
 President,                1992    93,052         0             --            0             0                0            --
 Technology
George J. Fischer          1994   116,827        45,000         0             0            2,500             0             4,376(5)
 Senior Vice               1993    98,200        30,000         0             0             0                0             3,656
 President,                1992    96,400         0             --            0             0                0            --
 Human Resources

(1) Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers during FY1994.

(2) Under SEC phase-in rules, information for years ending prior to December 15, 1992 is not required to be disclosed in Columns (e) and (i).

(3) $45,000 of this amount represents a housing subsidy and $27,485 represents the cost of a furnished condominium leased by the Company. Refer to Employment Agreement Section below.

(4) Mr. Marlen held 11,250 shares of restricted stock valued at $365,625 on November 30, 1994

(5)  Amounts in this column represent:
     (a) Contributions by the Company to the 401(K) Savings Plan for: James S. Marlen, $5,105; Javier Solis, $4,224; Gary Wagner, $3,463; Gordon G. Robertson, $2,282; and George J. Fischer, $3,341.
     (b) Above-market interest calculated (but not paid or payable) on deferred compensation: James S. Marlen, $4,279 and George J. Fischer, $333.
     (c) The dollar value of insurance premiums paid by the Company during the fiscal year for term life insurance: James S. Marlen, $288; Javier Solis, $174; Gary Wagner, $102; Gordon G. Robertson, $450; and George J. Fischer, $702.

(6)  Refer to Employment Agreement section below.

(7)  Mr. Marlen was not an Executive Officer of the Company during 1992.

EMPLOYMENT AGREEMENT

In connection with Mr. Marlen's employment as Chairman, President and Chief Executive Officer, the Company entered into a three-year employment agreement with him commencing in June 1993. Under that agreement, Mr. Marlen is entitled to an annual base salary of not less than $400,000 with an opportunity for future merit increases based on annual reviews by the Board of Directors, with participation in the Company's Management Incentive Compensation Plan ("MICP") and other executive compensation and benefit plans. He was guaranteed a minimum bonus award of $100,000 for fiscal year 1993 under the MICP, and was guaranteed a minimum bonus of 40% of base compensation for fiscal year 1994. The agreement also provided for the grant of 15,000 shares of restricted stock and an additional 15,000 shares of the Company's Common Stock in the form of a stock option with a five-year vesting schedule when he joined the Company. He was paid a lump sum cash amount of $600,000 to compensate him for stock and bonuses left behind from his previous employment and as an incentive for him to join the Company. He was entitled to the rent-free use of a furnished condominium leased by the Company until he obtained permanent housing but not to exceed one year, reimbursement of costs incidental to the sale of his former residence in Ohio and his purchase of a new residence in the Southern California area, with tax gross-up so as to result in no tax impact on these benefits. He is entitled to a housing subsidy of $5,000 per month for three years to offset the increased costs of Southern California housing. In October 1993 the Company purchased his former residence in Ohio based on the average of three current market value appraisals. Mr. Marlen is entitled to pension benefits that he left behind at his previous employment. In addition he is entitled to separate pension benefits under the Company's pension plans with vesting to coincide with commencement of his employment with the Company in June 1993. In the event that Mr. Marlen is terminated without cause, or in the event of nonrenewal of his employment agreement, Mr. Marlen would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the contract period times a factor of three. In the event of his death or long-term disability while employed, or termination for reasons other than cause, including change of control, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event that he is terminated without cause Mr. Marlen will also be entitled to continue health and medical benefits coverage at the same cost he is paying at the time of termination.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                         REALIZABLE
                                                                                          VALUE AT
                                                                                       ASSUMED ANNUAL
                                                                                            RATES
                                                                                       OF STOCK PRICE
                                                                                      APPRECIATION FOR
                                 INDIVIDUAL GRANTS                                     OPTION TERM (4)
 ----------------------------------------------------------------------------------  -------------------
     (A)                   (B)               (C)              (D)           (E)        (F)        (G)
                                          PERCENT OF
                        OPTIONS/     TOTAL OPTIONS/ SARS
                          SARS            GRANTED TO        EXERCISE
                       GRANTED TO         EMPLOYEES      OR BASE PRICE   EXPIRATION
     NAME                  (#)          IN FISCAL YEAR     ($/SH)(1)        DATE      5%($)     10%($)
 --------------------  -----------   ----------------------------------  ----------  --------  ---------
 James S. Marlen          15,000              2.4            42.00       1-20-04(2)   396,203  1,004,057
                          40,000             33.0            37.00       4-25-04(3)   930,764  2,358,738
 Javier Solis              3,000              2.5            42.00       1-20-04(2)    79,240    200,811
                           8,842              7.3            37.00       4-25-04(3)   205,745    521,399
 Gary Wagner               3,000              2.5            42.00       1-20-04(2)    79,240    200,811
                           8,842              7.3            37.00       4-25-04(3)   205,745    521,399
 Gordon G. Robertson       2,000              1.7            42.00       1-20-04(2)    52,827    133,874
 George J. Fischer         2,500              2.1            42.00       1-20-04(2)    66,033    167,342


(1)  Market value of shares on the date of grant.
(2) Options are exercisable commencing 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.
(3)  Options become exercisable in full on December 1, 1996.
(4) Calculated based upon a 10-year option term, compounded appreciation at 5% and 10% rates.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     (A)                    (B)          (C)          (D)             (E)
                                                                   NUMBER OF
                                                   NUMBER OF      UNEXERCISED
                                                  UNEXERCISED     IN-THE-MONEY
                         NUMBER OF                OPTIONS/SARS    OPTIONS/SARS
                        SECURITIES                AT FY-END(#)    AT FY-END($)
                        UNDERLYING      VALUE    --------------  --------------
                       OPTIONS/SARS   REALIZED    EXERCISABLE/    EXERCISABLE/
     NAME                EXERCISED       ($)     UNEXERCISABLE   UNEXERCISABLE
 --------------------  -------------  ---------  --------------  --------------
 James S. Marlen             -0-        -0-        3,750/11,250          0/0(1)
                                                       0/15,000          0/0(2)
                                                       0/40,000          0/0(5)
 Javier Solis                -0-        -0-             3,000/0          0/0(3)
                                                      500/1,500          0/0(4)
                                                        0/3,000          0/0(2)
                                                        0/8,842          0/0(5)
 Gary Wagner                 -0-        -0-           1,875/625          0/0(6)
                                                        125/375          0/0(4)
                                                        0/3,000          0/0(2)
                                                        0/8,842          0/0(5)
 Gordon G. Robertson         -0-        -0-           500/1,500          0/0(4)
                                                        0/2,000          0/0(2)
 George J. Fischer           -0-        -0-             1,500/0          0/0(3)
                                                        0/2,500          0/0(2)


(1) Zero value based upon exercise price of $32.75 and fiscal year-end 1994 market price of $32.50.
(2) Zero value based upon exercise price of $42.00 and fiscal year-end 1994 market price of $32.50.
(3) Zero value based upon exercise price of $43.75 and fiscal year-end 1994 market price of $32.50.
(4) Zero value based upon exercise price of $32.50 and fiscal year-end 1994 market price of $32.50.
(5) Zero value based upon exercise price of $37.00 and fiscal year-end 1994 market price of $32.50.
(6) Zero value based upon exercise price of $37.375 and fiscal year-end 1994 market price of $32.50.

                                 PENSION PLANS

The following schedule shows the estimated annual benefit payable under the combined Ameron Pension Plan for Salaried Employees and Ameron Supplemental
Executive Retirement Plan for employees at varying pay levels and years of service. The schedule assumes retirement at age 65.

                                                            YEARS OF SERVICE
      FINAL AVG. ANNUAL                ----------------------------------------------------------
         COMPENSATION                    15               20               25               30
 ----------------------------          -------          -------          -------          -------
    125,000                             34,230           45,641           57,051           68,461
    150,000                             41,541           55,387           69,234           83,081
    175,000                             48,852           65,136           81,420           97,704
    200,000                             56,166           74,889           93,612          112,334
    225,000                             63,480           84,638          105,798          126,958
    300,000                             85,416          113,887          142,359          170,831
    400,000                            114,660          152,880          191,100          229,320
    450,000                            129,291          172,387          215,484          258,581
    500,000                            143,919          191,892          239,865          287,838

(1) Calculated based upon highest consecutive 60 of last 120 months of earnings prior to retirement

Benefits shown above are computed as straight life annuity amounts. They are not subject to deduction for Social Security or other offset amounts.

For purposes of the Ameron Pension Plan for Salaried Employees, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or amounts deferred under the Executive Deferral Plan. The Internal Revenue Code limits the amount per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. The Supplemental Executive Retirement Plan provides for supplemental payments to be made to certain eligible executives of the Company in amounts sufficient to maintain total benefits upon retirement had there been no such Code limitations and expands annual compensation to include bonuses and deferred compensation.

As of February 1, 1995, credited service under both plans for each of the named individuals in the foregoing Summary Compensation Table are:

                                          CREDITED YEARS
                                           OF SERVICE(1)
                                                    AT AGE
                                        PRESENT       65
                                        -------     -------
James S. Marlen                          3-4/12(2)  22-4/12(2)
Javier Solis                            13-4/12       30
Gary Wagner                             9-10/12       30
Gordon G. Robertson                     29-9/12       30
George J. Fischer                       29-8/12       30

(1)  The maximum credit is 30 years.

(2) Refer to Employment Agreement section on Page 11, above. In order for the Company to provide Mr. Marlen with pension benefits not less than those under the pension plan of his former employment, the credited years of service noted for Mr. Marlen include two years of credit for each year of service during the first 9-1/2 years of his employment with the Company. In addition, in the event that Mr. Marlen is terminated for reasons other than for cause and/or a change of control takes place, he will be entitled to his vested pension benefits plus three years of additional credited service. In the event that he obtains new employment within three years of leaving the Company following termination, he will be entitled only to his vested pension benefits (not additional years of service).

THE FOLLOWING REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

The Compensation & Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board of Directors, is responsible for the proper administration of the Company's various compensation programs, including its salary policies, its Management Incentive Compensation Plan ("MICP") (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan ("LTIP") and its 1992 Incentive Stock Compensation Plan. On an annual basis the Committee reviews base salary ranges for the Company's various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 1992 Incentive Stock Compensation Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

The executive compensation policy of the Company, which is endorsed by the Committee, is that the base compensation of all officers should be generally comparable to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales and industries in the U.S., and that bonus compensation be in the form of MICP and LTIP awards and stock option benefits which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company's businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company's officers should be subject to annual fluctuations based solely on such effects.

In determining comparability of officer salaries to those of other similarly situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation. The Committee has reviewed the compensation for each of the five highest paid officers for 1994 and has determined that in its opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company's stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

The LTIP was approved by the Board of Directors in April 1994. The purpose of this plan is to reward selected senior executives with above average total pay for achieving and sustaining above average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and grants of stock options based on the financial performance of the Company and, in some cases, a combination of the financial performance of the Company and its business units, after the end of each three-year performance cycle. The determination of cash payouts, if any, under the LTIP for the 1994-1996 performance cycle will not be made until after the end of the 1996 fiscal year. For that performance cycle the Company's financial performance will be measured based on cumulative earnings per share, and business unit performance will be measured based on return on assets, with a return on equity threshold. Option grants pursuant to the LTIP are made under the 1992 Incentive Stock Compensation Plan.

The current annual base salary of $435,000 for Mr. Marlen was set in June 1994. That base salary was established based on the same executive compensation policy described above with respect to other officers of the Company, that is, comparability to base salaries being paid to other similarly situated officers of general diversified manufacturing companies with similar sales revenues and industries in the U.S. That base salary will be reviewed again by the Committee in June 1995. A bonus award of $325,000 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 1994 based on the Company's success in meeting various financial goals established by the Committee, including earnings per share and return on sales, as well as an assessment by the Committee of Mr. Marlen's individual performance, including his outstanding leadership with respect to the continued restructuring of the Company and reorganization of its management and businesses. Such bonus award is in line with the average of bonus awards paid to chief executive officers of general diversified manufacturing companies with similar sales and industries in the U.S. as reported by various compensation consulting firms of national reputation. During the 1994 fiscal year the Company awarded Mr. Marlen two non-qualified stock option grants under the 1992 Incentive Stock Compensation Plan totalling 55,000 shares. In addition the Company paid Mr. Marlen a housing subsidy of $45,000 as provided under the terms of his employment agreement entered into when he joined the Company in June 1993.

                                          R. J. PEARSON, CHAIRMAN
                                          V. K. ATKINS
                                          W. I. MCKAY

                         STOCK PRICE PERFORMANCE GRAPH

    The following line graph compares the yearly changes in the cumulative total return on the Company's Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company's five fiscal years commencing 12/1/89 and ended 11/30/94. The comparison assumes $100 invested in stock on 12/1/89. Total return assumes reinvestment of dividends. The Company's stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            AMERON, INC.   N.Y.S.E.    PEER GROUP INDEX
Dec 89                100        100                  100
Nov 90               94.8       96.4                   79
Nov 91               87.2      115.7                 92.5
Nov 92               89.8      132.8                125.4
Nov 93              102.2        149                150.6
Nov 94               93.8      151.5                145.8

The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company's Protective Coatings Business Segment in comparison to the remainder of the Company's other business segments which are generically in the building materials category. The Building Materials Companies Component is comprised of the following companies: Advanced Environmental, American Building Co., American Woodmark Corp., Ameron, Inc., Armstrong World Industries, Bairnco Corp., Bird Corp., Butler Manufacturing, CalMat Co., Ceradyne Inc., Chemfab Corporation, Consolidated Stainless, Dravo Corp., Elcor Corp., Facelifters Home Systems, Holopak Technologies Inc., Industrial Acoustics Inc., Industrial Holdings Inc., Insituform Technologies, Instrument Systems Corp., Knape & Vogt Mfg. Co., La-Man Corp., Manville Corp., Martin Marietta Material, Miller Building Systems Inc., National Gypsum Co., NCI Building Systems Inc., Omega Environmental Inc., Owens Corning Fiberglass, Raytech Corp., Reclaim Inc., Republic Gypsum Co., Seller Pollution Control, Shaw Group Inc., Southwall Technologies, Supradur Cos. Inc., Triangle Pacific Corp., U.S. Intec Inc., United Dominion Industries, USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies: Corimon CA SACA, Desoto, Inc., Grow Group Inc., Guardsman Products Inc., Insilco Corp., Lilly Industries, PPG Industries, Pratt & Lambert Inc., RPM Inc., Sherwin-Williams Co. and Valspar Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company's understanding that Mr. Taro Iketani is one of the principal stockholders of Tokyo Steel Manufacturing Co., Ltd., ("Tokyo Steel"), a Japanese corporation. Tokyo Steel owns 25% of the outstanding stock of Tamco, a California corporation. The Company owns 50% of Tamco. Tamco manufactures steel reinforcing bars. In addition, Tamco leases from the Company, certain land, buildings and improvements used in Tamco's steelmaking operations at a monthly lease rate of $30,000 payable in arrears. The lease is a net lease expiring in February, 2002 with a renewal option available to Tamco. In addition, at the end of the renewal term, Tamco has the option to purchase the property at the then current market value. During 1994, the Company had sales to Tamco in transactions totalling $115,982 and purchases from Tamco in transactions totalling $14,614. The Company believes that the terms of such transactions were as favorable as could have been negotiated with unaffiliated parties.

                                 MISCELLANEOUS

COST OF SOLICITING PROXIES

The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, Stockholders are urged to return their proxies without delay.

                             STOCKHOLDER PROPOSALS

Proposals of Stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 1996 meeting must be addressed to the Company,
Attention: Corporate Secretary, at the Company's principal office, and must be received there no later than October 25, 1995.

The Company's Bylaws provide that for business to be brought before an annual meeting by a Stockholder, written notice must be received by the Secretary not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

                                 OTHER MATTERS

So far as management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Meeting, the persons named in the proxies will act according to their best judgment on behalf of the Stockholders they represent.

                                              By Order of the Board of Directors

                                                         Javier Solis, Secretary
February 24, 1995
Pasadena, California

                                                                     "EXHIBIT A"

                                  AMERON, INC.
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

SECTION 1.  PURPOSE OF PLAN

    The purpose of this 1994 Nonemployee Director Stock Option Plan (the "Plan") of Ameron Inc., a Delaware corporation (the "Company"), is to enhance the Company's ability to attract and retain well qualified nonemployee directors and to encourage the acquisition, by such directors, of common stock of the Company.

SECTION 2.  PERSONS ELIGIBLE UNDER PLAN

    Any director of the Company who is not an Employee (a "Nonemployee Director") of the Company or one of its subsidiaries shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 3 hereof.

SECTION 3.  GRANT OF NONEMPLOYEE DIRECTOR OPTIONS

    (a) Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 1,000 shares of Common Stock, par value $2.50 per share, of the Company ("Common Shares").

    (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 3 (a "Date of Grant"), the number of Common Shares remaining available for option under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 3, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

    (c) Subject to Section 3(i) hereof, each Nonemployee Director Option granted under this Plan may not be exercised until the first anniversary of the Date of Grant of such Nonemployee Director Option and thereafter may be exercised to purchase up to

        (i) 25% of the Common Shares subject thereto from and after the first anniversary of the Date of Grant of such Nonemployee Director Option;

        (ii) 50% of such Common Shares from and after the second anniversary of such Date of Grant;

        (iii) 75% of such Common Shares from and after the third anniversary of such Date of Grant; and

        (iv) 100% of such Common Shares from and after the fourth anniversary of such Date of Grant;

provided, however, that (1) if the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability, such Nonemployee Director Option may be exercised to purchase 100% of the Common Shares then subject hereto as of the date that such optionee ceases to be a Nonemployee Director, and (2) if the optionee shall cease to be a Nonemployee Director as a result of not standing for re-election because of the policies of the Board of Directors ("Board") relating to age ("Normal Retirement"), such Nonemployee Director Option may be exercised to purchase 100% of the Common Shares, in each case whether or not then exercisable as to such shares in accordance with the preceding clauses (i) - (iv).

    (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

        (i) One year after the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability;

        (ii) Ninety days after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death, permanent disability, or Normal Retirement; or

        (iii) The tenth anniversary of the Date of Grant of such Nonemployee Director Option.

    (e) Notwithstanding anything to the contrary in this Plan, if the optionee shall die at any time after the date on which he or she ceases to be a Nonemployee Director and prior to the date on which the Nonemployee Director Option expires pursuant to Section 3(d), that portion of the Nonemployee Director Option which is then exercisable shall expire on the earlier of the tenth anniversary of the Date of Grant of such Nonemployee Director Option or the first anniversary of the date of such death.

    (f) Each Nonemployee Director Option shall have an exercise price per share equal to the Fair Market Value (as hereinafter defined) on the Date of Grant of such option of the Common Shares.

    (g) Payment of the exercise price of any Nonemployee Director Option granted under this Plan and the optionee's tax withholding obligation, if any, with respect to such Nonemployee Stock Option shall be made in full in cash concurrently with the exercise of such Nonemployee Director Option; provided, however, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following:

        (i) the delivery of previously owned shares of capital stock of the Company (including the delivery of shares purchased upon exercise of the Nonemployee Director Option to be used, in a series of simultaneous transactions, to pay the exercise price for additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property;

        (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Nonemployee Director Option; or

        (iii) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of the Common Shares issuable upon exercise of such Nonemployee Director Option.

    (h) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

    (i) All outstanding Nonemployee Director Options shall become exercisable in full on the day following the record date for the determination of stockholders entitled to vote upon, and shall expire upon the consummation of, any of the following events:

        (i) the dissolution or liquidation of the Company;

        (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation shall provide that such Nonemployee Director Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Nonemployee Directors would have been entitled had they exercised such Nonemployee Director Options immediately prior to such reorganization, merger or consolidation; or

        (iii) the sale of all or substantially all of the property and assets of the Company.

    (j) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

    (k) Nonemployee Director Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

SECTION 4.  STOCK SUBJECT TO PLAN

    (a) The aggregate number of Common Shares issued and issuable pursuant to all Nonemployee Director Options granted under this Plan shall not exceed 120,000, subject to adjustment as provided in Section 7 hereof.

    (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Nonemployee Director Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares which were issued prior to such time pursuant to Nonemployee Director Options granted under this Plan; plus

        (ii) the maximum number of Common Shares issuable at or after such time pursuant to Nonemployee Director Options granted under this Plan prior to such time.

SECTION 5.  DURATION OF PLAN

    No Nonemployee Director Options shall be granted under this Plan after June 27, 2004. Although Common Shares may be issued after June 27, 2004 pursuant to Nonemployee Director Options granted prior to such date, no Common Shares shall be issued under this Plan after June 27, 2014.

SECTION 6.  ADMINISTRATION OF PLAN

    This Plan shall be administered by the Board, which shall have and may exercise all the powers and authority granted to it under the Plan.

SECTION 7.  ADJUSTMENTS

    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Nonemployee Director Options theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Nonemployee Director Options thereafter granted under this Plan.

SECTION 8.  AMENDMENT AND TERMINATION OF PLAN

    (a) Subject to Section 8(b) hereof, the Board may alter, amend, suspend or terminate the Plan, provided that no such action shall, without the consent of such optionee, deprive an optionee of any outstanding Nonemployee Director Options or any of the rights of such optionee thereunder or with respect thereto; and provided further that no such action, unless and until it is approved by the stockholders of the Company, shall

        (i) increase the maximum number of Common Shares that may be acquired upon the exercise of Nonemployee Director Options granted under the Plan;

        (ii) reduce the exercise price of Nonemployee Director Options granted under the Plan;

        (iii) alter the class of persons eligible for the grant of Nonemployee Director Options under the Plan;

        (iv) extend the duration of the Plan; or

        (v) materially increase the benefits accruing to the optionees of Nonemployee Director Options granted under the Plan.

    (b) Section 3 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 9.  EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of June 27, 1994, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

[LOGO]                           AMERON, INC.

             245 SOUTH LOS ROBLES AVENUE, PASADENA, CALIFORNIA 91101

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron, Inc. ("Ameron") Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 27, 1995, and at any adjournment thereof, upon the following matters as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

/X/  Please mark your votes as in this example.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR items 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of Directors (see reverse)
      FOR   / /     WITHHELD   / /

For, except vote withheld from the following nominees(s):


Nominees:
A. Frederick Gerstell, J. Michael Hagan, Lawrence R. Tollenaere,
F.H. Fentener van Vlissingen

2. Ratify the appointment of Arthur Andersen LLP, independent public accountants to audit the financial statements of Ameron for fiscal year 1995.

                   FOR / /      AGAINST / /      ABSTAIN / /

3. Proposal to Approve the Ameron, Inc. 1994 Nonemployee Director Stock Option Plan.

                   FOR / /      AGAINST / /      ABSTAIN / /

- ----------------------------------------


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.


- --------------------------------


- --------------------------------
SIGNATURE(S)          DATE